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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of DynamicWeb Enterprises, Inc. pertaining to the 1997 Stock Option Plan for Outside Directors of our report dated November 19, 1999; November 23, 1999 with respect to Note M[3], and December 17, 1999 with respect to Note M[4], with respect to our audit of the consolidated financial statements of DynamicWeb Enterprises, Inc. and subsidiaries included in its annual report (Form 10-KSB) for the year ended September 30, 1999.


Richard A. Eisner & Company, LLP

New York, New York
February 4, 2000